UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

To the extent required by this Item 1.01, the disclosure set forth under Item 8.01 is hereby incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the disclosure set forth under Item 8.01 is hereby incorporated into this Item 3.02 by reference.

Item 8.01. Other Events.

On January 24, 2025, Windtree Therapeutics, Inc. (the “Company”) contacted all holders of the Company’s Series C Convertible Preferred Stock, par value $0.001 (the “Series C Preferred Stock”), and notified them that the Company has decided to offer to reduce the Conversion Price as defined in the Series C Certificate of Designation (as defined below) of each share of Series C Preferred Stock to $0.1608 (the “Transaction”) pursuant to the Certificate of Designations of Rights and Preferences of Series C Convertible Preferred Stock of Windtree Therapeutics, Inc. filed with the Secretary of State of the State of Delaware on July 19, 2024 (the “Series C Certificate of Designation”). In exchange for signing the conversion notice (each a “Conversion Notice”) with the reduced Conversion Price offered by the Company, the holder of Series C Preferred Stock and the Company agreed to certain forbearance terms for claims arising up to and through April 30, 2025, under the Securities Purchase Agreements entered into on or about July 18, 2024 and on or about July 26, 2024, as applicable, the Registration Rights Agreements entered into on or about July 20, 2024 and on or about July 26, 2025, as applicable, the Warrants entered into on July 20, 2024, and all other transaction documents entered into with respect to the Series C Preferred Stock. The Conversion Notice stated that it must be signed by the holder and returned to the Company no later than 5:00 p.m. Eastern Time on January 31, 2025. There is no guarantee that any or all of the holders of the Series C Preferred Stock will accept this offer.

The foregoing is only a summary of the material terms of the Conversion Notice and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Conversion Notice is qualified in its entirety by reference to the form of the Conversion Notice, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale, of the Company’s common stock and/or the Series C Preferred Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The issuance of the Company’s common stock pursuant to the Transaction was exempt from registration pursuant to Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended. The Transaction was by an issuer not involving any public offering and involved a security exchanged by the Company with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The Company previously registered the resale of up to an aggregate of 27,668,106 shares of the Company’s common stock issuable upon (i) the conversion of shares of the Series C Preferred Stock, and (ii) the exercise of certain warrants, on a registration statement on Form S-3 (File No. 333-281688), declared effective by the U.S. Securities and Exchange Commission on September 3, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

4.1	Form of Conversion Notice for Series C Convertible Preferred Stock.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Jed Latkin
Name:	Jed Latkin
Title:	President and Chief Executive Officer

Date: January 27, 2025